Exhibit 10.1

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of December 28, 2012, between COMERICA BANK (“Bank”) and eGAIN CORPORATION, a Delaware corporation, formerly known as eGain Communications Corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 27, 2011, as it may be amended from time to time, including without limit by that certain First Amendment to Loan and Security Agreement dated as of December 28, 2011, and that certain Second Amendment to Loan and Security Agreement dated as of June 28, 2012 (as amended, the “Agreement”). The parties desire to amend the Agreement, in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Exhibit A of the Agreement is amended by amending and restating, or adding, as applicable, the following defined terms:

“Credit Extension” means each Advance, the Term Loan, the Term Loan A, or any other extension of credit by Bank to or for the benefit of Borrower hereunder.

“Interest Rate Addendum” means the Prime Referenced Rate Addendum to Loan and Security Agreement dated as of the Third Amendment Effective Date, between Borrower and Bank, as it may be amended, restated, replaced or supplemented from time to time.

“Term Loan A” shall have the meaning given such term in Section 2.1(d) of the Agreement.

“Term Loan A Maturity Date” means June 28, 2016.

“Third Amendment Effective Date” means December 28, 2012.

2. Existing Sections 2.1(d) and (d)(i) of the Agreement are renumbered to be Sections 2.1(c)(i) and 2.1(c)(ii), respectively.

3. New Section 2.1(d) is added to the Agreement, to read in its entirety as follows:

“(d) Term Loan A.

(i) Subject to and upon the terms and conditions of this Agreement, on the Third Amendment Effective Date Bank agrees to make a Term Loan A (the ‘Term Loan A’) to Borrower in one disbursement in the amount of Three Million Dollars ($3,000,000). Within three (3) Business Days after the Closing Date, Borrower shall use Term Loan A proceeds to pay indebtedness owing to Ashutosh Roy.

(ii) Interest shall accrue on the Term Loan A from the Third Amendment Effective Date at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c). Borrower shall repay the Term Loan A in thirty (36) equal monthly installments of principal in the amount of $83,333.33 each, plus all accrued interest, beginning on July 1, 2013, and continuing on the same day of each month thereafter through the Term Loan A Maturity Date, at which time all amounts due in connection with the Term Loan A made under this Section 2.1(d) shall be immediately due and payable. The Term Loan A, once repaid, may not be re-borrowed.”

4. New Section 2.3(a)(iii) is added to the Agreement, to read in its entirety as follows:

“(iii) Term Loan A. Except as set forth in Section 2.3(b), the Term Loan A shall bear interest, on the outstanding daily balance thereof, as set forth in the Interest Rate Addendum.

5. Section 6.7 of the Agreement is amended and restated to read in its entirety as follows:

“6.7 Financial Covenants. Borrower shall at all times maintain the following financial ratios and covenants:

(a) Bank Debt Liquidity Coverage. A ratio of (i) the sum of Borrower’s Cash held at Bank (which must be in an aggregate amount of not less than the Required Cash Amount at all times) plus all Eligible Accounts, to (ii) all Indebtedness to Bank of at least 1.50 to 1.00. As used herein, ‘Required Cash Amount’ means One Million Dollars ($1,000,000.00). Borrower authorizes Bank to decline to honor any drafts upon Borrower’s accounts with Bank or any requests by Borrower or any other Person to pay or otherwise transfer any part of funds held in such accounts if (i) the aggregate balance of such accounts is less than the Required Cash Amount at such time, or (ii) honoring such drafts or requests would cause the aggregate balance of such accounts to be, less than the Required Cash Amount at such time.”

6. Exhibit F to the Agreement is deleted and replaced with Exhibit F attached hereto.

7. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

8. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

9. Borrower waives, discharges, and forever releases Bank, Bank’s employees, officers, directors, attorneys, stockholders, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or whether any such claims, causes of action, allegations or assertions arose as result of Bank’s actions or omissions in connection with the Loan Documents, or any amendments, extensions or modifications thereto, or Bank’s administration of the Obligations or otherwise. BORROWER WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, AS IT MAY BE AMENDED FROM TIME TO TIME, WHICH STATES:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

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10. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

11. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Amendment, executed by Borrower;

(b)	a Modification to Loan Documents, executed by Borrower;

(c)	the Interest Rate Addendum, executed by Borrower;

(d)	an Itemization of Amount Financed Disbursement Instructions (Term Loan A), executed by Borrower;

(e)	a Consent to Repayment of Subordinated Debt, executed by Bank, Borrower and Ashutosh Roy;

(f)	a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(g)	an upfront fee in the amount of $15,000.00, which upfront fee shall be non-refundable upon payment, and which may be debited from any of Borrower’s accounts at Bank;

(h)	all Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts at Bank; and

(i)	such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

12. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[signatures on following page]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

eGAIN CORPORATION, a Delaware corporation, formerly known as eGain Communications Corporation

By:	/s/ Eric Smit
Name:	Eric Smit
Title:	C.F.O.

COMERICA BANK

By:	/s/ Jeff Lee
Name:	Jeff Lee
Title:	Vice President

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EXHIBIT F

INTEREST RATE ADDENDUM

(See Attached)

COMERICA BANK

Member FDIC

ITEMIZATION OF AMOUNT FINANCED

DISBURSEMENT INSTRUCTIONS

(Term Loan A)

Borrower:	eGAIN CORPORATION, a Delaware corporation, formerly known
as eGain Communications Corporation

Date: December 28, 2012

$3,000,000.00	credited to deposit account No. 1894409794 when the Term Loan A is requested or disbursed to Borrower by cashiers check or wire transfer

Amounts paid to others on your behalf:

$	to Comerica Bank for Loan Fee
$	to Comerica Bank for Document Fee
$	to Comerica Bank for accounts receivable audit (estimate)
$	to Bank counsel fees and expenses
$	to Ashutosh Roy
$	to
TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

eGAIN CORPORATION, a Delaware corporation, formerly known as eGain Communications Corporation

By:	/s/ Eric Smit
Name:	Eric Smit
Title:	C.F.O.

Corporation Resolutions and Incumbency Certification

Authority to Procure Loans

I certify that I am the duly elected and qualified Secretary of eGAIN CORPORATION, a Delaware corporation, formerly known as eGain Communications Corporation (the “Corporation”); that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes.

Copy of Resolutions:

Be it Resolved, That:

1.	Any one (1) of the following CFO and CEO (insert titles only) of the Corporation are/is authorized, for, on behalf of, and in the name of the Corporation to:

(a)	Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank (“Bank”), a Texas banking association, from time to time, in an unlimited amount;

(b)	Discount with Bank, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

(c)	Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

(d)	Give security for any liabilities of the Corporation to Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation;

(e)	Issue a warrant or warrants to purchase the Corporation’s capital stock; and

(f)	Execute and deliver in form and content as may be required by Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Corporation’s property and assets.

2.	Said Bank be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign, whether so payable to the order of any of said persons in their individual capacities or not, and whether such proceeds are deposited to the individual credit of any of said persons or not.

3.	Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4.	These Resolutions shall continue in force, and Bank may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to Bank, until notice to the contrary in writing is duly served on Bank (such notice to have no effect on any action previously taken by Bank in reliance on these Resolutions).

5.	Any person, corporation or other legal entity dealing with Bank may rely upon a certificate signed by an officer of Bank to effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

6.	Bank may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the certificate of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the certificate of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

Name (Type or Print)	Title	Signature

Ashutosh Roy	CEO	/s/ Ashutosh Roy

Eric Smit	CFO	/s/ Eric Smit

In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal (where available) of said Corporation to be affixed on December 28, 2012.

/s/ Stanley F. Pierson
Secretary

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The Above Statements are Correct.	/s/ Eric Smit
SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE. A SHAREHOLDER OTHER THAN SECRETARY WHEN SECRETARY IS AUTHORIZED TO SIGN ALONE.

Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.

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